EXHIBIT 99.1
FOR RELEASE ON: October 31, 2011 at 7:30 a.m. ET

CONTACT:	Dan Behrendt Chief Financial Officer TASER International, Inc. (480) 905-2000
TASER International Reports Third Quarter Results
Company Generates $5.3 Million in Cash on $24.4 Million in Revenue
SCOTTSDALE, Ariz., October 31, 2011 — TASER International, Inc. (NASDAQ: TASR), today announced financial results for the third quarter of 2011 ended September 30, 2011.
Q3 2011 Financial Summary:
•
Net sales were $24.4 million in the quarter, an increase of $3.3 million or 16% compared to third quarter 2010 sales of $21.1 million. The increase in net sales was driven by the introduction of the TASER® X2™ electronic control device (ECD), a compelling upgrade opportunity for customers, which generated $3.7 million of sales during the quarter. International sales also increased driven by significant follow on orders.

•
Gross margin improved to 53.7% in the third quarter of 2011, compared to 49.4% in the same period last year. The improvement in gross margin was driven by a reduction in Evidence.Com operating costs, a more favorable sales segment mix and overall increased leverage on higher sales.

•
Sales, general and administrative (SG&A) expenses of $9.5 million in the third quarter of 2011 increased slightly compared to the third quarter of 2010, as ongoing cost reduction efforts were offset by an increase in legal costs.

•
Research and development (R&D) expenses increased $0.7 million to $2.4 million in the third quarter of 2011. The increase was primarily attributable to the continued reduction in the allocation of Evidence.Com service and maintenance costs to cost of sales in the third quarter of 2011. The costs allocated in the third quarter of 2010 were elevated immediately following the launch of the service.

•
Adjusted operating income, which excludes the impact of stock-based compensation charges, depreciation and amortization and loss on write down / disposal of property and equipment was $4.0 million for the third quarter of 2011, a $1.7 million, or 72% increase from an adjusted operating income of $2.3 million in the third quarter of 2010. GAAP income from operations was $1.2 million for the quarter, compared to a loss from operations of $0.7 million for the third quarter of 2010.

•	Net income for the third quarter of 2011 was $1.1 million or $0.02 per share on a basic and diluted basis.

•	The Company generated $5.3 million in cash from operating activities in the third quarter of 2011, approximately 22% of net sales.

•
The Company repurchased a further $12.4 million or approximately 3.0 million shares of its common stock during the third quarter. This brings the total amount stock repurchased in 2011 to $24.9 million or approximately 5.9 million shares. Cash, cash equivalents and investments were $30.8 million at the end of the third quarter of 2011 and the Company has no debt recorded on its balance sheet.

Other significant events:
•
New Jersey, the last previously remaining state that prohibited law enforcement from using ECDs has approved the X26 ECD and the X2 ECD for use by law enforcement officers in New Jersey. These models are the only ECDs to meet the criteria set forth the Attorney General’s revised policy governing the use of stun guns in New Jersey.

•	The Company announced a number of new orders for the new X2 product during the third quarter, including:
•
The Charlotte-Mecklenburg Police Department upgraded their existing deployment of X26 ECDS by ordering 1,600 X2 ECDs equipped with the new Auto Shut-Down Performance Power Magazine (APPM), extended warranties, 7,400 cartridges and related accessories.

•	The University of Texas at Houston Police Department ordered 88 TASER X2 ECDs, 528 cartridges and extended warranties

•	The Plymouth Police Department ordered 85 TASER X2 ECDs and 1,000 cartridges
•	The Company received three significant international follow-on orders from foreign law enforcement agencies during the third quarter of 2011.
•	The first order received provided an international law enforcement agency with 377 TASER X26 ECDs with extended warranties, and 377 TASERCam recorders.

•	The second order received included 60,000 TASER cartridges.

•	The third order received provided an international law enforcement agency with cartridges and various related accessories.
•
The Company continued to generate traction for the TASER AXONTM on-officer camera and Evidence.com management service with a number of new agencies adopting the platform in the third quarter including orders from Polk County Sheriff’s Office (IA), the Burlington Police Department (VT), Coronado Police Department (CA), Sea Girt Police Department (NJ), Socorro County Sheriff’s Department (NM), and Windsor Police Department (VA).

“We are encouraged by the continued traction we are seeing for the new TASER X2, a product line which grew to 15% of total revenues in its first full quarter of production,” commented Rick Smith, CEO of TASER International, Inc. “Customers have reacted very positively to the product line, as well as to an upgrade program which provides a $300 trade-in credit for any existing ECD through the end of the year. We believe this upgrade program will help drive fourth quarter revenues while assisting our customers in making the transition.”
The Company will host its third quarter 2011 earnings conference call on Monday, October 31, 2011 at 11:00 a.m. ET. To join the live audio presentation, please dial toll free at 866-730-5769 or 857-350-1593 for international callers. The pass code is 71978860.

Non-GAAP Measures
To supplement the Company’s Statements of Operations presented in accordance with GAAP, we are presenting non-GAAP measures of certain components of financial performance. We have presented these measures for our investors to be better able to compare our current results with those of previous periods and have shown a reconciliation of GAAP to the non-GAAP financial measures in the tables at the end of this release. These non-GAAP measures include the impact of non-cash stock-based compensation expense, depreciation and amortization, litigation judgment expense, asset impairment charges and loss on write down of Property and Equipment. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our “recurring core business operating results,” meaning our operating performance excluding non-cash charges, such as stock-based compensation, depreciation and amortization and other discrete non-cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity.
Caution on Use of Non-GAAP Measures
As noted previously, these non-GAAP financial measures are not consistent with GAAP because they do not reflect the impact of other non-cash charges. Management believes investors will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:
•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures; and

•
these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles.

Further, these non-GAAP financial measures may be unique to the Company, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.
A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.
About TASER International, Inc.
TASER International, Inc. (NASDAQ:TASR) is a global provider of safety technologies that prevent conflict and protect life. More than 16,200 public safety agencies in 107 countries rely on TASER® electronic control devices (ECDs) and AXON on-officer camera systems to help protect and serve. TASER innovations benefit individuals and families too, providing personal protection and accountability while maintaining regard for life. Since 1994, more than 236,000 individuals have relied on TASER technology as a means for effective personal safety. Learn more about TASER International and its solutions at www.TASER.com and www.Evidence.com or by calling (800) 978-2737. Be a part of the TASER community by joining us on Facebook, Twitter and YouTube.
TASER® is a registered trademarks of TASER International, Inc., registered in the U.S. All rights reserved. TASER logo, AXON, X26, X2, X3, and Evidence.com are trademarks of TASER International, Inc. Other Company and product names may be trademarks of their respective owners.

Note to Investors
To review the TASER International Safe Harbor Statement, please visit our Investor Relations Safe Harbor Statement at http://investor.taser.com/phoenix.zhtml?c=129937&p=irol-safeharbor.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Such forward-looking statements relate to: expected revenue and earnings growth; estimations regarding the size of our target markets; successful penetration of the law enforcement market; expansion of product sales to the private security, military and consumer self-defense markets; growth expectations for new and existing accounts; expansion of production capability; new product introductions; product safety and our business model. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements herein.
TASER International assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) potential delays in international and domestics orders; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning the TASER device; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies; (24) field test results; and (25) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
For investor relations information please contact Katie Pyra by phone at 480-515-6330 or via email at IR@TASER.com, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., 480-905-2002.
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TASER International, Inc.
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended
	September 30, 2011	September 30, 2010

Net sales	$24,383,110	21,084,081
Cost of products sold	11,282,855	10,668,399

Gross margin	13,100,255	10,415,682

Sales, general and administrative expenses	9,477,548	9,416,371
Research and development expenses	2,362,721	1,686,062
Loss on write down / disposal of property and equipment, net	47,894	37,981

Income (loss) from operations	1,212,092	(724,733)

Interest and other income, net	15,265	10,364

Income (loss) before provision for income taxes	1,227,357	(714,369)
Provision for income taxes	91,072	1,621,109

Net income (loss)	$1,136,285	(2,335,478)

Income (loss) per common and common equivalent shares
Basic	$0.02	$(0.04)
Diluted	$0.02	$(0.04)

Weighted average number of common and common equivalent shares outstanding
Basic	58,787,274	62,342,775
Diluted	60,037,328	62,342,775

TASER International, Inc.
Consolidated Statements of Operations
(Unaudited)

	For the Nine Months Ended
	September 30, 2011	September 30, 2010

Net sales	$68,698,114	$64,048,507
Total cost of products sold	31,145,151	30,519,891

Gross margin	37,552,963	33,528,616

Sales, general and administrative expenses	27,887,357	29,718,724
Research and development expenses	7,908,420	8,881,027
Litigation judgment expense	3,301,243	—
Asset impairment	1,353,857	—
Loss on write down / disposal of property and equipment, net	796,353	37,981

Loss from operations	(3,694,267)	(5,109,116)

Interest and other income, net	1,303,471	24,466

Loss before benefit for income taxes	(2,390,796)	(5,084,650)
Benefit for income taxes	(1,251,981)	(897,178)

Net loss	$(1,138,815)	$(4,187,472)

Loss per common and common equivalent shares
Basic	$(0.02)	$(0.07)
Diluted	$(0.02)	$(0.07)

Weighted average number of common and common equivalent shares outstanding
Basic	60,617,787	62,495,957
Diluted	60,617,787	62,495,957

TASER International, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

GAAP income (loss) from operations	$1,212,092	$(724,733)	$(3,694,267)	$(5,109,116)
Stock-based compensation expense (a)	693,520	912,778	2,533,444	2,838,998
Depreciation and amortization	1,995,434	2,076,912	6,112,613	5,243,225
Litigation judgment expense	—	—	3,301,243	—
Asset impairment	3,353	—	1,353,857	—
Loss on write down / disposal of property and equipment, net	47,894	37,981	796,353	37,981

Adjusted operating income	$3,952,293	$2,302,938	$10,403,243	$3,011,088

a)	Results include stock-based compensation as follows:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Cost of products sold	$30,238	107,947	$135,217	$259,932
Sales, general and administrative expenses	518,513	692,420	1,891,258	2,215,010
Research and development expenses	144,769	112,411	506,969	364,056

	$693,520	912,778	$2,533,444	$2,838,998

TASER International, Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$24,574,858	$42,684,241
Short term investments	6,175,147	—
Accounts receivable, net of allowance of $200,000 at September 30, 2011 and December 31, 2010, respectively	12,525,734	13,542,535
Inventory	15,469,128	17,815,405
Prepaid expenses and other current assets	1,969,884	1,999,525
Deferred income tax assets, net	8,864,276	6,284,489

Total current assets	69,579,027	82,326,195

Property and equipment, net	29,821,661	35,905,765
Deferred income tax assets, net	13,819,753	13,919,753
Intangible assets, net	3,183,944	3,090,876
Other long-term assets	753,716	944,346

Total assets	$117,158,101	$136,186,935

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$5,147,800	$4,550,789
Accrued liabilities	7,703,524	3,759,800
Current portion of deferred revenue	3,154,183	3,265,260
Customer deposits	207,974	372,145

Total current liabilities	16,213,481	11,947,994
Deferred revenue, net of current portion	4,219,021	4,392,860
Liability for unrecorded tax benefits	2,639,346	2,281,840

Total liabilities	23,071,848	18,622,694

Stockholders’ Equity
Preferred stock, $0.00001 par value per share; 25 million shares authorized; no shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively		—

Common stock, $0.00001 par value per share; 200 million shares authorized; 56,767,754 and 62,621,268 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	647	647
Additional paid-in capital	99,699,075	97,122,085
Treasury stock, 7,969,683 and 2,091,600 shares at September 30, 2011 and December 31, 2010, respectively	(39,597,054)	(14,708,237)
Retained earnings	34,046,376	35,185,191
Accumulated other comprehensive loss	(62,791)	(35,445)

Total stockholders’ equity	94,086,253	117,564,241

Total liabilities and stockholders’ equity	$117,158,101	$136,186,935

TASER International, Inc.
Selected Consolidated Statement of Cash Flows Information
(Unaudited)

	For the Nine Months Ended
	September 30, 2011	September 30, 2010

Net loss	$(1,138,815)	$(4,187,472)
Depreciation and amortization	6,112,613	5,243,225
Stock-based compensation expense	2,533,444	2,838,998
Net cash provided (used) by operating activities	14,637,384	(2,413,143)
Net cash used by investing activities	(7,813,187)	(3,851,469)
Net cash (used) provided by financing activities	(24,845,271)	1,066,186
Cash and cash equivalents, end of period	$24,574,858	$40,281,074